Exhibit 3.5

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

ARALEZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Adopted by Special Resolution on [•] 2015)

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ARALEZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

1.                                      The name of the Company is: Aralez Pharmaceuticals public limited company.

2.                                      The Company is to be a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.                                      The objects for which the Company is established are:

(a)                                 To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(b)                                 To carry on all or any of the businesses of manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal, and medicated preparations, patent medicines, drugs, herbs, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, and articles of all kinds; and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal, or which may be required by customers of or persons having dealings with the Company.

(c)                                  To invest in pharmaceutical and related assets, including, amongst other items, investments in pharmaceutical companies, products, businesses, divisions, technologies, devices, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed to operate a pharmaceuticals business.

(d)                                 To directly or indirectly acquire POZEN, Inc., a corporation incorporated in the State of Delaware, and Tribute Pharmaceuticals Canada, Inc. a corporation incorporated under the laws of the Province of Ontario.

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(e)                                  To establish, maintain and operate laboratories for the purpose of carrying on chemical, physical and other research in medicine, chemistry, industry or other unrelated or related fields.

(f)                                   To invest (including long-term investments in, and acquisitions of, the shares of pharmaceutical companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(g)                                  To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building proposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(h)                                 To acquire and hold shares and stocks of any class or description, debentures, debenture stock, bonds, bills, mortgages, obligations, investments and securities of all descriptions and of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public; municipal, local or other authority or body of whatsoever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

(i)                                     To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(j)                                    To purchase for investment only property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

(k)                                 To acquire by purchase, exchange, lease, fee farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal,

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movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

(l)                                     To erect or secure the erection of buildings of any kind with a view of occupying or letting them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

(m)                             To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and to enter into contracts and arrangements of all kinds with tenants and others.

(n)                                 To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real, chattels real or personal, movable or immovable, either in whole or in part, upon whatever terms and whatever consideration the Company shall think fit.

(o)                                 To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services.

(p)                                 To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or transferable instruments.

(q)                                 To redeem, purchase, or otherwise acquire in any manner permitted by law and on such terms and in such manner as the Company may think fit any shares in the Company’s capital.

(r)                                    To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest and dividends on any security of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by the Companies Act 2014 or another subsidiary (as defined by the Companies Act 2014) of the Company’s holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

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(s)                                   To lend the funds of the Company with or without security and at interest or free of interest and on such terms and conditions as the directors shall from time to time determine.

(t)                                    To raise or borrow or secure the payment of money in such manner and on such terms as the directors may deem expedient whether or not by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets and rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee the liabilities of the Company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares; attending and voting at general meetings of the Company, appointment of directors and otherwise.

(u)                                 To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

(v)                                 To reduce the share capital of the Company in any manner permitted by law.

(w)                               To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

(x)                                 To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, widows, children, relatives and dependants of any such persons and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of such persons and to remunerate any person, firm or company rendering services to the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

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(y)                                 To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

(z)                                  To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

(aa)                          To distribute either upon a distribution of assets or division of profits among the Members of the Company in bind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

(bb)                          To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

(cc)                            To do and carry out all or any of the foregoing objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the businesses of insurance.

(dd)                          To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trade marks, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

(ee)                            To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(ff)                              To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or which is capable of being conducted so as to benefit the Company directly or indirectly or which is possessed of assets suitable for the purposes of the Company.

(gg)                            To adopt such means of making known the Company and its products and services as may seem expedient.

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(hh)                          To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

(ii)                                  To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(jj)                                To amalgamate with, merge with or otherwise become pact of or associated with any other company or association in any manner permitted by law.

(kk)                          To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being conveniently carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s properties or rights.

And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership or other body of persons whether incorporated or not incorporated and whether domiciled in the State or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anywise limited or restricted by reference to or inference from the terns of any other paragraph or the name of the Company.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.                                      The authorised share capital of the Company is €25,000 and US$1,035,000 divided into 25,000 euro deferred shares of €1.00 each and 1,000,000,000 ordinary shares of US$0.001 each and 35,000,000 preferred shares of US$0.001 each.

6.                                      The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

7.                                      Capitalised terms that are not defined in this memorandum of association bear the same meaning as those given in the articles of association of the Company.

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COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ARALEZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Adopted by Special Resolution dated [•] 2015)

PRELIMINARY

1.                                      Sections 43(2), 43(3), 77 to 81, 95(1)(a) 95(1)(b), 95(2), 96(2) to (11), 124, 125(3), 126, 144(3), 144(4), 148(2), 158(3), 158(4), 159 to 165, 178(2), 182(2), 182(5), 183(3), 186(c), 187, 188, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092, 1093 and 1113 of the Act shall not apply to the Company. In the event that any provision of these Articles conflicts with, or is inconsistent with, any “optional provision” as defined by Section 1007(2) of the Act, the Articles shall prevail.

2.

2.1                               In these Articles:

“Act”	means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being;

“Acts”	the Act and all statutory instruments which are to be read as one with, or construed or read together as one with, the Act;

“Address”	includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date”	means the date of adoption of these Articles.

“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time by Special Resolution.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	means the board of directors for the time being of the Company.

“clear days”	means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Company”	means the above-named company.

“Court”	means the Irish High Court.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes interim dividends and bonus dividends.

“electronic communication”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.

“Exchange Act”	means the Securities Exchange Act of 1934 of the United States of America.

“Member”	means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“Merger”

means the merger of ARLZ US Acquisition II Corp. with and into POZEN Inc. with POZEN Inc. surviving the merger as a wholly owned indirect subsidiary of the Company, the terms and conditions of which are provided for in that certain merger agreement, dated as of June 8, 2015, by and among the Company, POZEN Inc., Tribute Pharmaceuticals Canada Inc. and the other parties thereto, as amended by the parties on August 19, 2015 pursuant to the terms of amendment No. 1 to the merger agreement, whereby ARLZ US Acquisition II Corp. was added to the merger agreement in place of ARLZ US Acquisition Corp. (as amended from time to time).

“month”	means a calendar month.

“Ordinary Resolution”	means an ordinary resolution of the Company’s Members within the meaning of section 191 of the Act.

“paid-up”	means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.

“Redeemable Shares”	means redeemable shares within the meaning of section 64(1) of the Act.

“Register of Members” or “Register”

means the register of Members of the Company maintained by or on behalf of the Company, in accordance with section 169 of the Act and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the seal of the Company, if any, and includes every duplicate seal.

“Secretary”

means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board to perform the duties of secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.

“Special Resolution”	means a special resolution of the Company’s Members within the meaning of section 191 of the Act.

2.2                               In the Articles:

(a)                                 words importing the singular number include the plural number and vice-versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(e)                                  references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(f)                                   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time with the exception of references to the provisions of the Acts which shall be construed as references to the Acts as amended, modified, re-enacted or replaced at the date on which these Articles are adopted and become binding on the Company;

(g)                                  any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)                                 reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act.

(i)                                     headings are inserted for reference only and shall be ignored in construing these Articles; and

(j)                                    references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

3.                                      The authorised share capital of the Company is €25,000 and US$1,035,000 divided into 25,000 euro deferred shares of €1.00 each and 1,000,000,000 ordinary shares of US$0.001 each and 35,000,000 preferred shares of US$0.001 each.

4.                                      Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections 71(4) of the Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

5.                                      Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for any number of Shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

6.

6.1                               The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares purchased or redeemed by or on behalf of the Company pursuant to the provisions of Chapter 5 of Part 17 of the Act and held as treasury shares and this authority shall expire five years from the date of adoption of these Articles.

6.2                               The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 6.1 as if section 1022 of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by Article 6.1 had not expired.

7.                                      Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

8.                                      The Board is authorised to issue all or any of the authorised but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative,  participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the  Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

8.1                               redeemable at the option of the Company, or the holders or both, with the manner of redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

8.2                               entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

8.3                               entitled to such rights upon the dissolution of, or upon any distribution of the assets of the Company;

8.4                               convertible into, or exchangeable for, shares of any other class or classes of shares, or any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine; or

8.5                               entitled to the right, voting separately as a class or with other holders, to elect or appoint directors generally or in certain circumstances,

which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 8. The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions or vary or revoke the designations of such preferred shares. The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this Article 8.

9.                                      The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and, subject to the provisions of the Acts and to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

10.                               The holder of an ordinary share shall be:

10.1                        entitled to dividends on a pro rata basis in accordance with the relevant provisions of these Articles;

10.2                        entitled to participate pro rata in the total assets of the Company in the event of the Company’s winding up; and

10.3                        entitled, subject to the right of the Company to set record dates for the purpose of determining the identity of Members entitled to notice of and/or vote at a general meeting, to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

11.                               An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company or any subsidiary of the Company (including any agent or broker acting on behalf of the Company (or its subsidiary)) and any third party pursuant to which the Company (or its subsidiary) acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company (or its subsidiary), save where acquired for nil consideration in accordance with the Acts, shall constitute the redemption of a Redeemable Share in accordance with Part 17 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any ordinary share a Redeemable Share.

12.                               All ordinary shares shall rank pari passu with each other in all respects.

EURO DEFERRED SHARES

13.                               The holders of the euro deferred shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any general meeting of the Company.  On a return of assets, whether on liquidation or otherwise, the euro deferred shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the ordinary shares plus the payment of $5,000,000 on each of the ordinary shares and the holders of the euro deferred shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

14.                               The special resolution passed on the Adoption Date adopting these Articles shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

14.1                        to acquire all or any of the fully paid euro deferred shares otherwise than for valuable consideration in accordance with section 105 of the Act and without obtaining the sanction of the holders thereof;

14.2                        to appoint any person to execute on behalf of the holders of the euro deferred shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

14.3                        to cancel any acquired euro deferred shares; and

14.4                        pending such acquisition and/or transfer and/or cancellation to retain the certificate (if any) for such euro deferred shares.

15.                               In accordance with section 1040 of the Act the Company shall, not later than three years after any acquisition by it of any euro deferred shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act including passing resolutions in accordance with section 1040(5) of the Act.

16.                               Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the euro deferred shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this Article shall constitute a variation or abrogation of the rights or privileges attached to the euro deferred shares, and accordingly the euro deferred shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof.  The rights conferred upon the holders of the euro deferred shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

ISSUE OF WARRANTS

17.                               The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

18.                               Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any Exchange, depository, or any operator of any clearance or settlement system, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for all Shares of each class held by him (nor on transferring a part of holding, to a certificate for the balance).

19.                               Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

20.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

21.                               The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Acts.

22.                               If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Acts.

23.                               The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Acts.

24.                               The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

25.                               All transfers of Shares shall be effected by an instrument of transfer in such form as the Board may approve.  All instruments of transfer must be left at the registered office or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

26.

26.1                        The instrument of transfer shall be executed by or on behalf of the transferor. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor provided that in the case of execution by facsimile signature by or on behalf of a transferor, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.  The instrument of transfer need not be signed by the transferee.

26.2                        The instrument of transfer of any Share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or an Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company, for the purposes of ensuring consistency between the Company’s register of members and the records of the Company’s transfer agent. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary or Assistant Secretary or the relevant nominee as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Act. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

26.3                        The Company, at its absolute discretion and insofar as the Acts or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and paramount lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

26.4                        Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Act, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

27.                               The Board may in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

27.1                        the instrument of transfer is fully and properly completed and is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

27.2                        the instrument of transfer is in respect of only one class of Shares;

27.3                        a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

27.4                        the instrument of transfer is properly stamped (in circumstances where stamping is required);

27.5                        a fee of €10.00 or such lesser sum as the Directors may from time to time require is paid to the Company in respect of such instrument of transfer;

27.6                        in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

27.7                        it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

27.8                        it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

28.                               If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

29.                               The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

30.                               Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 18 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

31.                               Subject to the provisions of the Acts and the other provisions of this Article 31, the Company may:

31.1                        pursuant to section 66(4) of the Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

31.2                        redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them;

31.3                        subject to or in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to sections 105, 106, and 1071 of the Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any shares so purchased or hold them as treasury (as defined by section 105 of the Act) and may reissue any such shares as shares of any class or classes or cancel them; or

31.4                        pursuant to section 83 of the Act, convert any of its Shares into Redeemable Shares. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

32.                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Acts.

33.                               The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

34.                               If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-quarters of all the votes of the issued Shares of that class, or with the sanction of a Ordinary Resolution passed at a general meeting of the holders of the Shares of that class.

35.                               The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least one-half of the issued Shares of the class.

36.                               The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them.

37.                               The issue, redemption or purchase of any of the 35,000,000 preferred shares of US$0.001 each shall not constitute a variation of the rights of the holders of ordinary shares.

38.                               The issue of preferred shares or any class or series of preferred shares which rank pari passu with, or junior to, any existing preferred shares or class or series of preferred shares shall not constitute a variation of the existing preferred shares or class or series of preferred shares.

LIEN ON SHARES

39.                               The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 39. The Company’s lien on a Share shall extend to all monies payable in respect of it.

40.                               The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

41.                               To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the transferee.  The transferee shall be entered in the Register as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

42.                               The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

43.                               Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

(a)                                 the death of such Member;

(b)                                 the non-payment of any income tax or other tax by such Member;

(c)                                  the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his estate; or

(d)                                 any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

43.1                        the Company shall be fully indemnified by such Member or his executor or administrator from all liability;

43.2                        the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

43.3                        the Company may recover as a debt due from such Member or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

43.4                        the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Member or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of Shares, nothing in this Article 43 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

44.                               Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares.  A call may be required to be paid by instalments.  A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.

45.                               A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

46.                               A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

47.                               The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

48.                               If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

49.                               An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

50.                               Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

51.                               The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

52.                               If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

53.                               The notice shall state a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

54.                               If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture.  The Directors may accept a surrender of any Share liable to be forfeited hereunder.

55.                               On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

56.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person.  The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

57.                               A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

58.                               A statutory declaration or affidavit that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

59.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

60.                               The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

61.                               The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Acts) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

62.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

63.                               Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board or the Secretary and subject as hereinafter provided, elect either to be registered herself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

64.                               If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

65.                               Subject to Article 66, a person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by Membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered herself or to transfer the Share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

66.                               The Board may at any time give notice requiring a person entitled by transmission to a Share to elect either to be registered herself or to transfer the Share and if the notice is not complied with within sixty (60) days the Board may withhold payment of all dividends and other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;
CHANGE OF LOCATION OF REGISTERED OFFICE; AND
ALTERATION OF CAPITAL

67.                               The Company may by Ordinary Resolution (or as otherwise provided in these Articles or permitted under applicable law):

67.1                        divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

67.2                        increase the authorised share capital by such sum to be divided into Shares of such nominal value, as such Ordinary Resolution shall prescribe;

67.3                        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

67.4                        by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to section 83 of the Act, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

67.5                        cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

67.6                        subject to applicable law, change the currency denomination of its share capital.

68.                               Subject to the provisions of the Acts, the Company may:

68.1                        by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

68.2                        by Special Resolution reduce its issued share capital and any undenominated capital or any share premium account. In relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

68.3                        by resolution of the Directors change the location of its registered office.

69.                               Whenever as a result of an alteration or reorganisation of the share capital of the Company any Members would become entitled to fractions of a Share, the Directors may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (after deduction of applicable selling expenses) in due proportion among those Members, and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

70.                               For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

71.                               In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than thirty (30) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

72.                               If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

73.                               The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Acts.

74.                               The Board may, whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with, sections 178 and 1101 of the Act, convene a general meeting in the manner required by the Acts. All general meetings other than annual general meetings shall be called extraordinary general meetings.

75.                               Where any provision of the Acts confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company’s articles of association or constitution provides otherwise, such rights shall not apply to the Members of the Company.

76.                               The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 176 of the Act, all general meetings may be held outside of Ireland.

77.                               Each general meeting shall be held at such time and place as specified in the notice of meeting.

78.                               The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under Article 74 of these Articles or the postponement of which would be contrary to the Acts, law or a court order pursuant to the Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

79.                               Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days’ notice. Such notice shall state the date, time, place of the meeting and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

80.                               A general meeting of the Company shall, whether or not the notice specified in Article 79 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.

81.                               The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, those who are not entitled to receive such notice from the Company.

82.                               There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a Member of the Company.

83.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

84.                               In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

85.                               No business shall be transacted at any general meeting unless a quorum is present.  One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the meeting in question shall be a quorum.

86.                               If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

87.                               If the Board wishes to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

88.                               Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

89.                               The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairman of the meeting.

90.                               The Chairman of the meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have be transacted, at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

91.

91.1                        Subject to the Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(a)                                 it is specified in the notice of meeting

(b)                                 it is proposed by or at the direction of the Board; or

(c)                                  it is proposed at the direction of the Court; or

(d)                                 it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section 178 of the Act;

(e)                                  it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 99 or 100; or

(f)                                   the Chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

91.2                        No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

91.3                        If the Chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the Chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

92.                               Except where a greater majority is required by the Acts or these Articles, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

93.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

94.                               A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

95.                               No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

96.                               If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic submission has been authorised by the Member or proxy.

97.                               The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Members as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairman of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairman of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorised proxies or such other persons as the Chairman of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Member questions or comments.

98.                               Shareholders may not take any action by written resolution in lieu of a general meeting of the Company.

NOMINATIONS OF DIRECTORS

99.                               No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 99. Nominations of persons for election to the Board at a general meeting may be made:

(a)                                 by or at the direction of the Board or a committee thereof;

(b)                                 with respect to election at a general meeting, by any Member who holds Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the required notice provided for in these Articles and at the time of the relevant general meeting, and who timely complies with the notice procedures set forth in these Articles, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing Directors; and

(c)                                  with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Act, by a Member or Members who hold ordinary shares or other Shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles and the Acts relating to nominations of Directors,

(sub-clauses (b) and (c) being the exclusive means for a Member to make nominations of persons for election to the Board).

100.                        For nominations of persons for election to the Board (other than Directors to be nominated by any series of preferred shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, and received not less than ninety (90) days prior to such meeting; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given to Members, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the tenth (10th) day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall be set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of the shares of the corporation which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

101.                        Unless otherwise provided by the terms of any series of preferred shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Article 100 shall be eligible to serve as Directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with Article 100 he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

102.                        Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his name in the Register of Members.

103.                        In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

104.                        A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

105.                        No Member shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting.

106.                        No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

107.                        Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

PROXIES AND CORPORATE REPRESENTATIVES

108.

108.1                 Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the Exchange on which the Shares are listed.

108.2                 Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

109.                        Any body corporate which is a Member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

110.                        An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

111.                        Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

112.                        An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

113.

113.1                 A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no direction in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; PROVIDED, HOWEVER, that where such direction is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

113.2                 The Board may send, at the expense of the Company and subject to the requirements of any Exchange and applicable law (including the rules and regulations of the U.S. Securities and Exchange Commission), by post, electronic mail or otherwise, to the Members, forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

114.                        The number of Directors which shall be not less than three (3) nor more than fifteen (15). The authorised number of Directors (within such fixed maximum and fixed minimum numbers) shall be determined only by the Board.

115.                        The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting.

116.                        The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ AND OFFICERS’ INTERESTS

117.                        A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he is or has become so interested or (b) by providing a general notice to the Directors declaring that he is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

118.                        A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

119.                        A Director may act by himself or his firm in a professional capacity for the Company (other than as its Auditors) and he or his firm shall be entitled to remuneration for professional services as if he was not a Director.

120.                        A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of such other company; provided that he has declared the nature of his position with, or interest in, such company to the Board in accordance with Article 117.

121.                        No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

121.1                 he has declared the nature of his interest in such contract or transaction to the Board in accordance with Article 117; and

121.2                 the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

122.                        A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he is interested and he shall be at liberty to vote in respect of any contract, transaction or arrangement in which he is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him in accordance with Article 117 at or prior to its consideration and any vote thereon.

123.                        For the purposes of Article 117:-

123.1                 a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

123.2                 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of her; and

123.3                 a copy of every declaration made and notice given under Article 117 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

124.                        The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the

Company as are not, by the Acts or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Acts. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

125.                        The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

126.                        The Company may exercise the powers conferred by section 44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

127.                        Subject as otherwise provided with these Articles, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company.

128.                        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

129.                        The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

130.                        The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

131.                        The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this Article 131, subject only, where the Acts require, to disclosure to the Members and the approval of the Company in general meeting.

132.                        The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the articles shall not limit the general powers conferred by these Articles.

MINUTES

133.                        The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

134.                        The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors.  The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by him. The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required.

135.                        The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

136.                        The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in her.

EXECUTIVE OFFICERS

137.                        The Company shall have a chairman, who shall be a Director and shall be elected by the Board.  In addition to the chairman, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine.

PROCEEDINGS OF DIRECTORS

138.                        Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

139.                        Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

140.                        A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

141.                        The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

142.                        The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. Any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director elected to fill a vacancy shall hold office until the next election of directors and until his successor shall be elected. Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy.

143.                        The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a Chairman of the meeting.

144.                        All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

145.                        Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.

146.                        A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION AND REMOVAL OF DIRECTORS

147.                        The office of a Director shall be vacated ipso facto:

147.1                 on the death of a Director; or

147.2                 if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

147.3                 on him being prohibited by law from being a Director; or

147.4                 on him ceasing to be a Director by virtue of any provision of the Acts.

148.                        The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

APPOINTMENT OF DIRECTORS

149.                        At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close of that meeting (including any adjournment thereof). Every Director shall be eligible to stand for re-election at an annual general meeting.

150.                        Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present.  During any vacancy in the Board, the remaining Directors shall have full power to act as the Board. If, at any general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Board in accordance with Article 114 due to the failure of any persons nominated to be Directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favour of election shall be elected in order to maintain the prescribed minimum number of Directors and each such Director shall remain a Director (subject to the provisions of the Acts and these articles) only until the conclusion of the next annual general meeting of the Company unless such Director is elected by the Members during such meeting. If at any meeting of Members resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these Articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this Article shall not limit the rights of holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this Article

150 will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

151.                        The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under Article 148.

152.                        Notwithstanding any other provision of these Articles, the Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office until the next election of directors and until his successor shall be elected

153.                        Alternate Directors:

153.1                 Any Director may appoint by writing under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

153.2                 An alternate Director shall be entitled, subject to his giving to the Company an address, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

153.3                 Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.  The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

153.4                 A Director may revoke at any time the appointment of any alternate appointed by him.  If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

153.5                 Any appointment or revocation pursuant to this Article 153 may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

SECRETARY

154.                        The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board.

155.                        The duties of the Secretary shall be those prescribed by the Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the

Members and the Board of the Company, and committees, and the authentication of records of the Company.

156.                        A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

157.                        The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Acts) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

158.                        The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

159.                        The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

160.                        Subject to the Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

161.                        The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

162.                        No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of Part 3, Chapter 7 of the Act.

163.                        Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

164.                        The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him to the Company in relation to the Shares of the Company.

165.                        The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

166.                        Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

167.                        No dividend or distribution shall bear interest against the Company.

168.                        If the Directors so resolve, any dividend which has remained unclaimed for six years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

169.                        Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot Shares under Articles 6 and 7, the Directors may:

169.1                 resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve, profit and loss account or any undenominated capital), whether or not available for distribution;

169.2                 appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, or partly in one way and partly in the other, to the Members (or as the Board of may direct) in those proportions, but the share premium account, the capital redemption reserve, any undenominated capital and profits that are not available for distribution may, for the purposes of this Article 169, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

169.3                 make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

169.4                 authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members;

169.5                 generally do all acts and things required to give effect to the resolution; and

169.6                 any such capitalisation will not require approval or ratification by the Members of the Company.

ACCOUNTS

170.                        The Directors shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

170.1                 correctly record and explain the transactions of the Company;

170.2                 will at any time enable the financial position of the Company to be determined with reasonable accuracy;

170.3                 will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts;

170.4                 will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

170.5                 will enable the financial statements of the Company to be readily and properly audited.

171.                        Adequate accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and financial statements or summary financial statement or other communications with its Members.

172.                        The financial statements shall be kept at the registered office of the Company or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

173.                        Adequate accounting records shall not be deemed to be kept as required by Articles 170 to 172, if there are not kept such adequate accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

174.                        In accordance with the provisions of the Acts, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and financial statements as may be required by law.

175.                        A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

176.                        Auditors shall be appointed and their duties regulated in accordance with Sections 380 to 385 of the Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Acts as the Board may from time to time determine.

176.1                 The Company in general meeting may approve the remuneration of the Auditors, but the remuneration of the statutory auditors shall not exceed that which is authorised by the Board.

NOTICES

177.                        Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

177.1                 A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any Member by the Company:

(a)                                 by handing same to their authorised agent;

(b)                                 by leaving the same at their registered address;

(c)                                  by sending the same by the post in a pre-paid cover addressed to their registered address; or

(d)                                 by sending, with the consent of the Member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the Address of the Member notified to the Company by the Member for such purpose (or if not so notified, then to the Address of the Member last known to the Company).

177.2                 For the purposes of these Articles and the Companies Act, a document shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the Member may obtain a copy of the relevant document.

177.3                 Where a notice or document is given, served or delivered pursuant to sub-paragraph 177.1(a) or 177.1(b), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or his authorised agent, or left at his registered address (as the case may be).

177.4                 Where a notice or document is given, served or delivered pursuant to sub-paragraph 177.1(c) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

177.5                 Where a notice or document is given, served or delivered pursuant to sub-paragraph 177.1(d), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

177.6                 Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 177.1(d), if sent to the address notified by the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

177.7                 Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

177.8                 Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him/her of its intention to use electronic communications for such purposes and the Member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, her/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, he may revoke such consent at any time by requesting the Company to communicate with him in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the U.S. Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.

177.9                 Without prejudice to the provisions of sub-paragraphs 177.1(a) and 177.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

178.                        Notice may be given by the Company to the joint Members of a Share by giving the notice to the joint Member whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

179.

179.1                 Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title.

179.2                 A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

180.                        The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

181.                        A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

UNTRACED HOLDERS

182.

182.1                 The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(a)                                 for a period of six years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)                                 at the expiration of the said period of six years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such Share or stock; and

(c)                                  the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

182.2                 To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

183.                        Subject to applicable law, the Company may destroy:

183.1                 any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

183.2                 any instrument of transfer of Shares which has been registered, at any time after the expiry of six years from the date of registration; and

183.3                 any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

183.4                 and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)                                 the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)                                 nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)                                  references in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

184.                        If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

184.1                 In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said Section.

184.2                 The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

185.                        If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

186.

186.1                 Subject to the provisions of and so far as may be admitted by the Acts, every current and former Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

186.2                 As far as permissible under the Acts, the Company shall indemnify any current or former executive of the Company (excluding any Directors or Secretary) or any person who is serving or has served at the request of the Company as a director, executive or trustee of another company, joint venture, trust or other enterprise against all costs, charges, losses, expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in the execution and discharge of his duties or in relation thereto, including any liabilities incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he was, is, or is threatened to be made a party by reason of the fact that he is or was such an executive, director or trustee, or which relate to anything done or omitted or alleged to have been done or omitted by him as an executive, director or trustee provided always that the indemnity contained in this Article 186.2 shall not extend to any matter which would render it void pursuant to the Acts.

186.3                 In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in Article 186.2 of this article against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

186.4                 As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article 186 may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, executive or trustee, or other indemnitee to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorised by these articles.

186.5                 It being the policy of the Company that indemnification of the persons specified in this Article 186 shall be made to the fullest extent permitted by law, the indemnification provided by this Article 186 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, executive or trustee. As used in this paragraph (e), references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a director, executive or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

186.6                 The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act.

186.7                 The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

187.                        The financial year of the Company shall be as prescribed by the Board from time to time.

MERGER MECHANISM

188.                        Pursuant to the terms of the Merger, at the time the Merger becomes effective (the “Merger Effective Time”), the Company shall deposit (or cause to be deposited) with the exchange agent (the “Exchange Agent”), certificates or, at the Company’s option, evidence of shares in book entry form, representing the aggregate number of Ordinary Shares of US$0.001 each in the capital of the Company (the “Company Shares”) that the holders of POZEN Inc. common stock (“POZEN Shareholders”) have the right to receive pursuant to the Merger in respect of POZEN Inc. common stock (“POZEN Shares”). All Company Shares deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “POZEN Exchange Fund”. As soon as reasonably practicable after the Merger Effective Time and in any event within four business days after the Merger Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Merger Effective Time represented outstanding POZEN Shares (the “POZEN Certificates”); and to each holder of record of non-certificated outstanding POZEN Shares represented by book entry (the “POZEN Book Entry Shares”), which at the Merger Effective Time were converted into the right to receive, for each such

POZEN Share, one Company Share (the “Merger Consideration”):

188.1                 a letter of transmittal which shall specify that delivery shall be effected, and that risk of loss and title to the POZEN Certificates shall pass, only upon delivery of the POZEN Certificates to the Exchange Agent or, in the case of the POZEN Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal; and188.2 instructions for use in effecting the surrender of the POZEN Certificates [and the POZEN Book Entry Shares (as applicable), in exchange for payment of the Merger Consideration therefor.189. Upon surrender of POZEN Certificates and/or or, in the case of POZEN Book Entry Shares, the receipt of an agent’s message by the exchange agent (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such POZEN Certificates or POZEN Book Entry Shares (as applicable) shall be entitled to receive in exchange therefore that number of Company Shares into which such holder’s POZEN Shares represented by such holder’s properly surrendered POZEN Certificates or POZEN Book Entry Shares (as applicable) were converted pursuant to the Merger, and the POZEN Certificates or POZEN Book Entry Shares (as applicable) so surrendered shall forthwith be cancelled. Each of the Company and the Exchange Agent (without duplication) will be entitled to deduct and withhold from any amount payable as consideration to POZEN Shareholders such amounts as required with respect to making any payment for taxes, and such amounts withheld will be treated as having been paid to such POZEN Shareholder. In the event of transfers of ownership of POZEN Shares which are not registered in the transfer records of POZEN, the proper number of Company Shares may be transferred to a person other than the person in whose name the POZEN Certificate or the POZEN Book Entry Shares (as applicable) so surrendered is registered, if such POZEN Certificate or the POZEN Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the transfer of Company Shares to a person other than the registered holder of such POZEN Certificate or POZEN Book Entry Shares (as applicable) or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Any portion of the POZEN Exchange Fund which has not been transferred to the holders of the POZEN Certificates or the POZEN Book Entry Shares (as applicable) as of the one year anniversary of the Merger Effective Time shall be delivered to the Company or its designee, upon demand. Any holder of POZEN Certificates or POZEN Book Entry Shares (as applicable) who has not complied with the applicable exchange procedures or duly completed and validly executed the applicable documents necessary to receive the Merger Consideration prior to the one year anniversary of the Merger Effective Time shall thereafter look only to the Company for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable laws).

SHAREHOLDER RIGHTS PLAN

190.                        The Board is hereby expressly authorised to adopt any “shareholder rights plan”, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

Name, Address and Description of Subscriber

For and on behalf of

Goodbody Subscriber One Limited

I.F.S.C.

North Wall Quay

Dublin 1

Ireland

Limited Liability Company

Dated:

Witness to the above signature:

Name:

Address: